                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.

                               -----------------

                                  FORM 8-K/A

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 31, 2001

                               -----------------


                              VERTEL CORPORATION
               ------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)



        California                     0-19640                  95-3948704
        ----------                     -------                  ----------
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)           Identification No.)

  21300 Victory Boulevard, Suite 700, Woodland Hills, California       91367
  --------------------------------------------------------------       -----
             (Address of principal executive offices)                (Zip Code)



      Registrant's telephone number, including area code: (818) 227-1400

                                --------------


                                      N/A
        ---------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.   Other Events.

     On August 31, 2001, the Company entered into a Note and Warrant Purchase Agreement with SDS Merchant Capital, L.P. (SDS), pursuant to which SDS agreed to purchase a $3,500,000 aggregate principal amount 6% per annum convertible promissory note due three years from the date that SDS purchases such note.
SDS' obligation to purchase the note is contingent upon certain closing conditions. Such conditions relate to the Note and Warrant Purchase Agreement and include: (i) that the Company's representations and warranties are true and correct as of the funding date, (ii) that the Company has performed all of its covenants, agreements and conditions required to be performed by the Company,
(iii) that trading of the Company's common stock has not been suspended, (iv) that no statute, rule, regulation, executive order, decree, ruling or injunction is in force against the transactions contemplated in the Note and Warrant Purchase Agreement, (v) that no pending or threatened litigation exists, and
(vi) that the SEC has declared effective a registration statement covering the shares to be issued pursuant to this prospectus (1) upon conversion of the convertible promissory note, and (2) upon exercise of the warrant, each held by SDS.

     The conversion price of the convertible promissory note fluctuates and is determined by multiplying the applicable discount percentage by the average per share market value for the five trading days having the lowest per share market value during the fifteen trading days immediately prior to the conversion date. The initial discount percentage is 7%. Such discount percentage can be adjusted in 2% increments (i.e. to 5%) for every $1,000,000 that the sum of the Company's cash, cash equivalents and short-term investments exceeds $3,008,000 on the date that the discount percentage is being applied. Similarly, the discount percentage can be adjusted (i.e. to 9%) for every $1,000,000 that the sum of the Company's cash, cash equivalents and short-term investments is below $3,008,000. The $3,008,000 target cash amount does not include the proceeds of the
convertible promissory note or the warrant.   The conversion price of the
convertible promissory note is subject to a minimum floor of $0.681, provided however, that if the per share market value of the Company's common stock is below the closing date price of the Company's common stock for a period of any twenty-two consecutive trading days, the minimum floor no longer applies. The conversion price of the convertible promissory note is capped at $1.75 per share of common stock.

     The warrant is initially exercisable into 800,000 shares of the Company's common stock at an initial exercise price of $0.9988 per share. Such warrant exercise price may be adjusted on the dates that are twelve months and eighteen months following the effective date of the registration statement covering the warrant shares to an amount equal to 120% of the per share market value for the five trading days having the lowest per share market value during the fifteen trading days immediately prior to such adjustment date, provided that such amounts do not exceed the initial exercise price.

     Pursuant to the Note and Warrant Purchase Agreement and the Registration Rights Agreement between the Company and SDS, the registration statement covers an estimated 200% of the number of shares of the Company's common stock issuable upon conversion of the convertible promissory note and exercise of the warrant as of the filing of the registration statement.

     A copy of the press release dated September 18, 2001 issued by the Company announcing the Note and Warrant Purchase Agreement is attached hereto as Exhibit
99.1 and is incorporated herein by reference.

     This document may include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth in Vertel's Forms 10-K and 10-Q reports and any registration statement that may be filed related to the shares of common stock underlying the convertible promissory note and the related warrant.

Item 7.       Financial Statements and Exhibits

    (a) Not applicable.

    (b) Not applicable.

        (c)   EXHIBITS.

        4.1 Note and Warrant Purchase Agreement dated August 31, 2001 by and between Vertel Corporation and SDS Merchant Capital, L.P.

        4.2 Form of $3,500,000 Convertible Promissory Note dated August 31, 2001 by and between Vertel Corporation and SDS Merchant Capital, L.P.

        4.3 Warrant dated August 31, 2001 by and between Vertel Corporation and SDS Merchant Capital, L.P.

        99.1  Press Release of Vertel Corporation dated September 18, 2001.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2001             VERTEL CORPORATION



                                      By: /s/ Craig Scott
                                      ----------------------------
                                      Craig Scott
                                      Vice President Finance & Administration,
                                      Chief Financial Officer and Secretary

                               INDEX TO EXHIBITS


Exhibit No.       Description
-----------       -----------

4.1 Note and Warrant Purchase Agreement dated August 31, 2001 by and between Vertel Corporation and SDS Merchant Capital, L.P.

4.2 Form of $3,500,000 Convertible Promissory Note dated August 31, 2001 by and between Vertel Corporation and SDS Merchant Capital, L.P.

4.3 Warrant dated August 31, 2001 by and between Vertel Corporation and SDS Merchant Capital, L.P.

99.1          Press Release of Vertel Corporation dated September 18, 2001.